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                                                                   EXHIBIT 10.31

[IXL LOGO]                                                            [HPS LOGO]


                            STOCK PURCHASE AGREEMENT


This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), is entered into this 28th day of December 2000 by and between


HPS AMERICA, INC. of 1600, North Collins, Suite 1400, Richardson TX 75080 ("HPS"), for and on behalf of HPS Group

and

IXL ENTERPRISES, INC. of 1600 Peachtree Street, NW, Atlanta, GA, 30309 (the "COMPANY")


                                    RECITALS


A. The Company is a corporation, incorporated under the laws of state of Delaware, having company registration no. 2604787, and is engaged in the business, inter alia, of internet design and consulting solutions;

B. HPS is a corporation, incorporated under the laws of state of Delaware, having company registration no. 8095097, and is engaged in the business, inter alia, of provision of software services with expertise in applications development, enterprise systems management (ESM), migration and re-engineering, enterprise resource planning (ERP) and implementation and web-based solutions;

C. The Company desires to raise US$ 3,000,000 in equity financing and HPS is willing to purchase 1,000,000 shares of the Company's common stock at US$ 3.00 per Share; and

D. The Company has, in consideration, agreed to commit to the subcontracting and /or providing of not less than Business (as hereinafter defined) of US$ 65,000,000 to HPS Group over a period of three (3) years.

THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which both parties mutually acknowledge, the parties, intending to be legally bound, agree as follows.


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[IXL LOGO]                                                            [HPS LOGO]


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION


1.01 DEFINITIONS: Except for the terms defined somewhere else in this Agreement which will prevail (including in the recitals hereof and in the Appendixes and Schedules hereto), the following words and expressions shall have, where the context so permits, the following meaning ascribed to them:

         1.01.1 "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         1.01.2 "AGREEMENT" shall mean this Stock Purchase Agreement and includes the Recitals, Schedules and Exhibits attached hereto;

         1.01.3 "APPLICABLE LAWS" with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders (including tax laws, import export laws, environmental laws and labor laws) of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject;

         1.01.4 "BOARD" shall mean the current Board of Directors of the Company;

         1.01.5 "BUSINESS" means the Software Services in areas of HPS Group's technical and business domain expertise, as provided by HPS Group and paid for by the Company, and will include such other business as may be agreed between the parties from time to time;

         1.01.6 "BUSINESS PERIOD" means a period of three calendar years from Effective Date;

         1.01.7 "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof;

         1.01.8   "CLAIMS" shall have the meaning assigned to it in Clause 7.01;

         1.01.9 "CLIENT" at any point of time means all end customer(s) and/or user(s) of services of the Company, from whom the Company has generated Revenues of not less than US$ 4,000,000 in the previous calendar year but specifically excludes:

                  1.01.9.1 all end customer(s) and/or user(s) of services of Perot Group and HCL Group;


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[IXL LOGO]                                                            [HPS LOGO]


                  1.01.9.2 all end customer(s) and/or user(s) of services of HPS Group, with whom HPS has existing business relationship as of the Effective Date;

                  1.01.9.3 all intermediary outsourcing, consulting, product and IT companies, who are not end customer(s) and/or user(s), including the Person(s) listed in Schedule 1 attached hereto; and

                  1.01.9.4 all such end customer(s) and/or user(s) of the Company outside the Geographical Location and from each of whom HPS Group does not generate revenue of more than US$ 2,000,000 per annum;

         1.01.10 "CONTROL" (including the terms "CONTROLLING," "CONTROLLED," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, or as trustee or executor, by contract or credit arrangement or otherwise;

         1.01.11 "DIGITAL MEDIA AND BROAD BAND SERVICES" means the provision of solutions with streaming media, which consists of video (sequence of "moving images" that are sent in compressed form over the Internet and displayed by the viewer as they arrive) and audio;

         1.01.12  "EFFECTIVE DATE" means 1st January 2001;

         1.01.13 "ENCUMBRANCE" means any mortgage, right of way, pledge, equitable interest, prior assignment, conditional sales contract, hypothecation, right of others, claim, security interest, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge, easement, encroachment or other condition, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute or ownership or any other encumbrances;

         1.01.14 "ESCROW AGREEMENT" means the escrow agreement between the Company, HPS and an escrow agent in the form attached hereto as Schedule 5 or as modified by both parties in consultation with such escrow agent;

         1.01.15 "FIRST SIX MONTHS MINIMUM BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Five Million US Dollars (US$ 5,000,000), of which at least seventy percent (70%) is from Offshore Business;


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[IXL LOGO]                                                            [HPS LOGO]

         1.01.16 "FUNDAMENTAL DOCUMENTS" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and by-laws and any other organizational document each as amended or restated (or both) to date;

         1.01.17 "GAAP" shall mean United States generally accepted accounting principles, consistently applied;

         1.01.18 "GEOGRAPHICAL LOCATION" means the city or town where the Company provides services to any end customer(s)/ user(s);

         1.01.19 "GOVERNMENTAL AUTHORITY(IES)" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof;

         1.01.20 "HCL GROUP" means HCL Technologies Limited, HCL Infosystems Limited and NIIT Limited, all companies incorporated under the laws of India, and will include their Affiliates now existing or hereinafter formed;

         1.01.21 "HPS GROUP" means HCL Perot Systems NV, a company incorporated under the laws of The Netherlands (the parent company of HPS) and will include all its subsidiaries, now existing or hereinafter formed or re-organized;

         1.01.22 "IXL GROUP" means iXL Enterprises, Inc., a company incorporated under the laws of state of Delaware and will include all its subsidiaries, now existing or hereinafter formed or re-organized;

         1.01.23 "INDIA CENTRIC WORK" means Offshore Business, and other Software Services to be provided in India;

         1.01.24 "MASTER SERVICES AGREEMENT" means the agreement in the form attached hereto as Schedule 4;

         1.01.25 "MATERIAL ADVERSE EFFECT" means any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operation, assets, financial condition, results of operations, or prospects of any party, or for fulfillment of any of the obligations of such party in terms of this Agreement and would include, without limitation, any direction, order, or other instructions from a Governmental Authority;

         1.01.26 "MINIMUM CUMULATIVE BUSINESS VOLUME" means Revenues generated from Business subcontracted and/ or provided to HPS Group by the Company of not less than Sixty Five Million US Dollars (US$ 65,000,000), of which at least seventy percent (70%) is from Offshore Business;


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[IXL LOGO]                                                            [HPS LOGO]

         1.01.27 "OBSERVER" means any person nominated by HPS from time to time, who shall be invited by the Company to all meetings of its Board and/ or the Shareholders, and shall have the right to observe all proceedings in such meetings;

         1.01.28 "OFFSHORE BUSINESS" means the provision of Software Services using resources and facilities of HPS and/or its Affiliates based in India, including without limitation, HCL Perot Systems Ltd., a company incorporated under the laws of India;

         1.01.29 "ONLINE TRAINING" means internet-based educational forums that supplement instructor-led training programs;

         1.01.30 "PEROT GROUP" means Perot Systems Corporation, a corporation organized under the laws of state of Delaware and will include their Affiliates now existing or hereinafter formed;

         1.01.31 "PERSON" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group;

         1.01.32 "PROSPECTS" means the existing customers of any member of HPS Group and the prospective clients/ customers, with whom any member of HPS Group has developed business relationship, but yet to generate any revenue from such prospective clients/ customers. Without limitation, the term "Prospects" would include the Persons listed in Schedule 1 attached hereto;

         1.01.33 "PURCHASE PRICE" means a sum of US$ Three Million (calculated as One Million shares multiplied by US$ 3.00, the price per Share);

         1.01.34 "REVENUES" means revenues generated by HPS pursuant to subcontract and /or provision of Software Services as determined in accordance with GAAP;

         1.01.35  "SEC" means the United States Securities and Exchange
                  Commission;

         1.01.36 "SECOND SIX MONTHS MINIMUM BUSINESS VOLUME" means Revenues generated from Business subcontracted/ and or provided to HPS Group by the Company of not less than Ten Million US Dollars (US$ 10,000,000), of which at least seventy percent (70%) is from Offshore Business;

         1.01.37 "SECOND YEAR MINIMUM ANNUAL BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Twenty Million US Dollars (US$ 20,000,000), of which at least seventy percent (70%) is from Offshore Business;


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[IXL LOGO]                                                            [HPS LOGO]

         1.01.38 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect;

         1.01.39 "SHARE" means common share par value US$ 0.01 each of the Company;

         1.01.40 "SOFTWARE SERVICES" means application software development, migration, re-engineering, systems integration, service management and professional services from software personnel of HPS Group, but does not include Digital Media and Broad Band Services, Online Training and Wireless Solutions;

         1.01.41 "THIRD YEAR MINIMUM ANNUAL BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Thirty Million US Dollars (US$ 30,000,000), of which at least seventy percent (70%) is from Offshore Business;

         1.01.42 "WIRELESS SOLUTIONS" means the development of a real-time, virtual (not dial-up) data connection to business networks through mobile handsets.

1.02 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof in any manner whatsoever.

1.03 INTERPRETATION: NUMBER AND GENDER. The definitions in Clause 1.01 shall apply equally to both the singular and plural form of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter form. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires,
         (a) all references to articles, sections, paragraphs, appendixes and schedules are to Articles, Sections, Paragraphs, Appendixes and schedules to, this Agreement; and (b) the terms "herein", "hereof", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole.

                                   ARTICLE II
                                 THE TRANSACTION

2.01 PURCHASE AND SALE OF SHARES: Subject to the other terms of this Agreement, including the provisions of Article VI, HPS agrees to purchase one million shares of the Company (the "SHARES") at the Purchase Price, and the Company agrees to issue and allot such Shares, free from any Encumbrances in the manner provided in this Article II.

2.02 PAYMENT OF PURCHASE PRICE: HPS shall pay 50% of the Purchase Price on or before 31st December 2000 and the remaining 50% shall be paid on or before 31st August 2001.


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[IXL LOGO]                                                            [HPS LOGO]

2.03 ESCROW AGREEMENT: In order to secure the payment of the final installment of the Purchase Price by HPS on August 31, 2001, the parties shall enter into an Escrow Agreement on or before 15th January 2001.

2.04 ISSUE OF SHARES BY THE COMPANY TO HPS: The Company shall issue the Shares, fully paid up to HPS within one week from the date of receipt of first 50% of the Purchase Price by the Company. The Shares to be issued to HPS shall be on private placement basis, and shall be free from any Encumbrances, save the only restriction of such Shares being lock in for a period of not more than one year from the date of such issue, as per the applicable laws, and then being saleable under Rule 144 promulgated under the Securities Act. The Company agrees it will take all reasonable steps that may be required to ensure that Shares so issued to HPS are listed on the NASDAQ Stock Exchange within 30 days after their issue.

2.05 Immediately after issue of Shares as specified in Clause 2.04, and no later than ten days after receipt of first 50% of the Purchase Price, the Company shall deliver, or cause to be delivered, to HPS the following:

         2.05.1 The original share certificates representing the Shares held in proper form in the name of HPS;

         2.05.2 Evidence satisfactory to HPS that all required consents and approvals of Government Authorities, and other Persons, that, under Applicable Laws, must be obtained by the Company and that are necessary for the Company to consummate the transaction contemplated hereunder, have been obtained and satisfied;

         2.05.3 Evidence satisfactory to the appointment of Mr. C P Gurnani as the first Observer.

2.06 BUSINESS TO BE PROVIDED BY THE COMPANY TO THE HPS GROUP. In consideration of HPS agreeing to subscribe for the Shares in the capital of the Company, subject to the terms and conditions hereof, the Company shall, during the Business Period, subcontract and/or provide Business to HPS as given below:

         2.06.1 In the period from the Effective Date through June 30, 2001, in the amount of the First Six Months Minimum Business Volume;

         2.06.2 In the period from July 1, 2001, through December 31, 2001, in the amount of the Second Six Months Minimum Business Volume;

         2.06.3 In the period from January 1, 2002, through December 31, 2002, in the amount of the Second Year Minimum Annual Business Volume;

         2.06.4 In the period from January 1, 2003, through December 31, 2003, in the amount of the Third Year Minimum Annual Business Volume, and


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[IXL LOGO]                                                            [HPS LOGO]

         2.06.5 During the Business Period, in the aggregate and cumulative amount of the Minimum Cumulative Business Volume.

         For purposes of determining whether the Company has satisfied its obligations under this Clause 2.06, the following shall be applicable:

         (a) In the event that any Offshore Business offered to the HPS Group by the Company pursuant to the terms of this Agreement is refused for any reason by the HPS Group, the amount of Offshore Business required under sub-clauses 2.06.1, 2.06.2,
                  2.06.3 or 2.06.4, as the case may be, and sub-clause 2.06.5 above, shall be reduced by the Revenue that would have been generated by such refused Offshore Business as determined by both the parties in good faith;

         (b) In the event that the Revenue generated by any Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there have been no shortfalls in the Revenue in prior time periods, such excess Revenue shall be applied to the minimum required Revenue for the next applicable time period(s);

         (c) In the event that the Revenue generated by any Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there has been a shortfall or shortfalls in the Revenue in a prior time period or periods, and as a result of such shortfall or shortfalls, the Company has made payment to HPS in accordance with the terms of Clause 2.09, HPS shall refund the amount which it received in lieu of the minimum required Revenue for such time period with respect to the amount of such excess, within thirty (30) days following the expiration of the time period concerned;

2.07 AUDIT. The Company shall have the right from time to time at its expense to conduct an audit of the Business. HPS agrees to make available to the Company or its designees its financial and other records as applicable to the Business, in HPS premises for such purposes.


2.08 GENERAL DUTIES. During the Business Period, the parties agree to cooperate in good faith with each other in the joint development of business plans and market development programs designed to further the objectives set forth in this Agreement. In that regard, the parties agree: (a) that the Company will allow the Observer, the observation rights with respect to the Company's and meetings of Boards of Directors, provided however, that HPS's observation rights hereunder shall terminate at such time during the Business Period that it is the owner of less than 1,000,000 shares; (b) that it is the intention of HPS to give observation rights to a representative of iXL with respect to HPS' shareholders and meetings of board; (c) that each party will designate high level executives to monitor and foster the business relationship between the Company and HPS as contemplated by this Agreement; and (d) to hold periodic meetings of the parties, in any event at an interval of not more than 3 months, to discuss the continued implementation of the terms of this Agreement. HPS agrees to assign three (3) full-time personnel at their sole expense to work with the Company - two at Company's Atlanta


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[IXL LOGO]                                                            [HPS LOGO]

         Office and one at Company's London Office, as liaisons for the implementation of the objects set forth in this Agreement. HPS reserves the right to change/ replace these personnel from time to time. HPS agrees that it will build sufficient business infrastructure and personnel in order to provide timely, efficient and good quality Software Services to the Company in accordance with the terms of this Agreement and the terms of the Master Services Agreement.


2.09 IF COMPANY DEFAULTS IN GIVING BUSINESS. Should the Company fail to meet any of its commitments given in sub-clauses 2.06.1 to 2.06.5 above, then the Company shall within 60 days of the end of each of the relevant period, pay to HPS the difference between Business committed for the relevant period and the value of the Business actually given to HPS Group by the Company in the relevant period.


2.10 PROVISION OF SOFTWARE SERVICES. The terms relating to the Software Services to be provided by HPS Group to the Company or any of its Clients, shall be governed by the provisions of the Master Services Agreement in the form given in Schedule 4, and the task order(s) to be entered into under the Master Service Agreement from time to time.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to HPS as follows:

3.01 DUE INCORPORATION AND GOOD STANDING. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

3.02 AUTHORITY. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the other documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (THE "TRANSACTIONS"). The execution and delivery of this Agreement and the other documents to which it is a party has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or the other documents to which it is a party or to consummate the Transactions. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal. This Agreement and the other documents have been duly and validly executed and delivered by the Company and, assuming the due


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[IXL LOGO]                                                            [HPS LOGO]


         authorization, execution and delivery thereof by HPS, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03 AUTHORIZATION OF THE SHARES. The issuance and sale of the Shares have been duly authorized and the Shares when issued to HPS for the consideration set forth herein will be fully paid up and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than as provided under this Agreement, the Escrow Agreement and applicable state and federal securities laws.

3.04 NO VIOLATION OR CONFLICT; NO DEFAULT. Neither the nature of the business of the Company, the execution, delivery or performance of this Agreement, the Shares or any of the other documents by the Company, nor the compliance with its obligations hereunder or thereunder, nor the consummation of the Transactions, nor the issuance, sale or delivery of the Shares will:

         3.04.1 violate or conflict with any provision of the Fundamental Documents of the Company;

         3.04.2 violate or conflict with any Applicable Laws, except where such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

         3.04.3 violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Encumbrance upon any property of the Company under, result in the loss by the Company or modification in any manner adverse to the Company of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "CONTRACTS") to which the Company is a party or by which its properties may be bound or affected except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.05 NO APPROVALS REQUIRED. The execution and delivery of this Agreement and the other documents to which the Company is a party do not, and the performance of its obligations under this Agreement and the other documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority pursuant to any Applicable Laws, except where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or delay in any


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[IXL LOGO]                                                            [HPS LOGO]

         material respect consummation of the transactions, or otherwise prevent the Company from performing its obligations under this Agreement or the other documents.

3.06 COMPANY'S SEC FILINGS. As of their respective filings dates with the SEC, the Company's filings with the SEC: (a) did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

3.07 COMPLIANCE WITH LAWS AND ABSENCE OF CERTAIN BUSINESS PRACTICES. The Company has complied in all material respects with all Applicable Laws. There are no arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending, or, to the knowledge of the Company, overtly threatened, with respect to the employees of the Company, which may have a Material Adverse Effect.

3.08 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the latest published balance sheet of the Company other than those incurred in the ordinary course of business, and which are usual and normal in amount, both individually and in the aggregate and do not have any Material Adverse Affect.

3.09 LITIGATION. Except as described on Schedule 2, there are (i) no material action, suit, proceeding, investigation or arbitration proceeding pending or threatened against the Company, (ii) no claims or potential claims from customers or Clients of the Company and (iii) no outstanding court orders, judgments, court decrees, or court stipulations to which the Company is a party or by which any of the Company's assets are bound which would have a Material Adverse Effect on the Company.

3.10 CLIENT LIST. Attached as Schedule 3 is the complete list of Clients with whom the Company had Revenues from Business of more than US $4,000,000 in the last 12 months. The Company also undertakes to update the list once in a period of three calendar months, until such time that this Agreement terminates. If any of the Clients listed in
         Schedule 3, is also listed as the Prospect(s) in Schedule 1, then
         Schedule 1 will take precedence, and Schedule 3 will be deemed not to contain any such name.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HPS


HPS hereby represents and warrants to the Company as follows:

4.01 ORGANIZATION. HPS is a company limited by shares duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and is duly qualified to


                                    11 OF 24

[IXL LOGO]                                                            [HPS LOGO]

         do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would affect the validity or enforceability of this Agreement.

4.02 AUTHORITY. HPS has all requisite corporate power and authority to execute and deliver this Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement to which it is a party by HPS and the consummation by HPS of the transactions contemplated hereby has been duly authorized by all necessary corporate action and no other corporate proceedings on the part of HPS are necessary to authorize this Agreement to which it is a party or to consummate the transactions contemplated hereby. This Agreement and the Master Services Agreement have been duly executed and delivered by HPS and assuming the due authorization, execution, and delivery of this Agreement by the Company, constitute the legal, valid, and binding obligations of HPS, enforceable in accordance with their respective terms.

                                    ARTICLE V
              COVENANTS, UNDERTAKINGS AND AGREEMENTS BY THE PARTIES

5.01 SATISFACTION OF CONDITIONS PRECEDENT. The parties covenant and undertake that they will make good faith endeavor to satisfy expeditiously and completely all the conditions precedent in terms of this Agreement.

5.02 FULFILLMENT OF OBLIGATIONS AND FURTHER ACTION. The parties further covenant and undertake that they will perform all such acts as may be reasonably required to be performed by them, in order to fulfil their obligations in terms of this Agreement and shall provide such further assistance as may be reasonably required by the other party in order to facilitate fulfillment of the other party's obligations in terms of this Agreement.

5.03 FINALIZATION OF SUITABLE OPERATIONAL MODEL. The parties covenant and undertake that they would mutually cooperate to put in place a suitable operational model for purposes of implementation of this Agreement.

5.04 BUSINESS PLANNING AND MARKET DEVELOPMENT. The parties covenant and undertake that they will cooperate with each other in business planning and market development programs, during the term of this Agreement, to enable each party to plan for their resources. IXL agrees and understands that because of the Business to be provided by iXL, HPS Group will be making substantial investments in infrastructure and personnel.

5.05 INFORMATION FOR FILINGS. Both parties will furnish to each other all information as may be reasonably required by the other party for inclusion in any application or filing made by such party to any Governmental Authority in connection with the transactions contemplated by this Agreement.

5.06     The Company will  keep HPS informed through Observer, on regular basis:

         5.06.1   of its restructuring and revival plans; and


                                    12 OF 24

[IXL LOGO]                                                            [HPS LOGO]


         5.06.2 any financial/ strategic transactions of value more than US$ 25 million conducted by the Company by allowing such Observer or his nominee to participate in the meetings of the Board of Directors and senior management of the Company.

5.07 Either Party further covenants with and undertakes to the other that it will not do any act, nor will it omit to do any act, that may have a Material Adverse Effect. Either Party further covenants that it will keep the other informed of any developments it may be come to know that may have a Material Adverse Effect.

5.08 Both Parties agree and undertake that they shall execute and deliver the Escrow Agreement on or before 15th January 2001.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.01 The obligations of either party to consummate the transactions provided for by this Agreement is subject to the fulfillment of obligations by the other party that are required to be fulfilled prior to the consummation of the transactions by the first mentioned party. Such obligation by either party shall include procuring all required consents and approvals of Government Authorities and other Persons that under the applicable law, must be obtained by such party before such transaction.

6.02 Without prejudice to the provisions of Clause 6.01, the obligations of each party to consummate the transaction provided for by this Agreement is subject to the following further conditions:


         6.02.1 No action challenging the legality of and no action or order seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted, which has not been settled or otherwise terminated; and

         6.02.2 No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, or enforced by any Government Authority which prohibits, restricts or makes illegal the consummation of any of the transactions contemplated hereby.

6.03 Without prejudice to the provisions of Clause 6.01 and Clause 6.02 above, the obligations of HPS to consummate the transaction provided for by this Agreement is subject to the following further conditions:

         6.03.1 there shall have occurred no event, condition, practice, or other matter or occurrence of any event which has had or which could reasonably be expected to


                                    13 OF 24
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[IXL LOGO]                                                            [HPS LOGO]

                  have a Material Adverse Effect on the Company and there shall have been no discovery of any such event, condition, practice, matter or occurrence; and


         6.03.2 no event should have happened which makes the representations and warranties of the Company contained in this Agreement untrue in any material respects (regardless of the knowledge or lack thereof of the Company).


6.04 Without prejudice to the provisions of Clause 6.01 and Clause 6.02, the obligations of the Company to consummate the transaction provided for by this Agreement is subject to the further condition that HPS shall have delivered to the Company the payment for fifty percent (50%) of the Purchase Price in accordance with the provisions of Clause 2.02 above.


                                   ARTICLE VII
                                 INDEMNIFICATION


7.01 INDEMNIFICATION OF HPS. The Company shall indemnify, defend and hold HPS and its Affiliates and their respective directors, officers, employees, and agents (collectively, the "HPS PARTIES") harmless from any and all liabilities, obligations, claims, contingencies, damages, recoveries, deficiencies, costs, and expenses, including interest, penalties and all court costs and reasonable attorneys' fees (collectively, "CLAIMS"), that the HPS Parties may suffer or incur, which arise from or relate to
        (i) any representation or warranty of the Company contained in this Agreement which is untrue or inaccurate in any respect; (ii) any breach or failure by the Company to perform any of the covenants, or agreements made by the Company in this Agreement;

7.02 INDEMNIFICATION OF THE COMPANY. HPS shall indemnify, defend and hold the Company and its Affiliates and their respective directors, officers, employees and agents (collectively the "COMPANY PARTIES") harmless from all Claims that the Company Parties may suffer or incur, which arise from or relate to (i) any representation or warranty of HPS contained in this Agreement which is untrue or inaccurate in any respect; (ii) any breach or failure by HPS to perform any of the covenants, or agreements made by HPS in this Agreement;

7.03 SURVIVAL. All representations and warranties made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. All statements contained in any Schedule or Exhibit delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement. Each party agrees that the other party to this Agreement will be under no duty, express or implied, to make any investigation of any representation or warranty made by a party to the Agreement, and that no failure to so investigate will be considered negligent or unreasonable.


                                    14 OF 24

[IXL LOGO]                                                            [HPS LOGO]


7.04 RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. The right available to a party for indemnification, receipt of damages, or other remedy based on the representations, warranties, covenants, obligations and agreements of the other party contained in this Agreement shall not be affected by any investigation conducted with respect to or any knowledge acquired (or capable of being acquired) at any time, by such party with respect to the accuracy or inaccuracy of or compliance or non compliance with any such representation, warranty, covenant, obligation or agreement.

7.05 RIGHT OF SUBROGATION. At any time that the indemnifying party is required to make payment to an indemnified party pursuant to this
         Article VII, upon such payment to the indemnified party, the indemnifying party shall be subrogated to the rights of the indemnified party in being permitted to enforce such claim and bring an action against, any third party responsible for, in whole or in part, the liability for which the indemnifying party has made payment.

7.06 RIGHT TO SET OFF PAYMENTS. If the representations and warranties or any covenants, agreements or obligations set forth in this Agreement and the Master Services Agreement are breached, and there is a resulting monetary loss of any nature to either party as a result of a breach of the terms of this Agreement by the other party; or a failure by other party to fully indemnify such party pursuant to the terms of this Agreement from and against any payments due to the other party under this Agreement or the Master Services Agreement, such party shall have the right to set off from and against any payments due to the other party under this Agreement or the Master Services Agreement.

                                  ARTICLE VIII
                                   TERMINATION

8.01 During the term of this Agreement, this Agreement may be terminated, as follows:

         8.01.1   by written consent of the Company and HPS;

         8.01.2 If either party materially breaches any term of this Agreement or the Master Services Agreement and does not cure such breach within thirty days after receipt of notice specifying the breach, the other party may terminate this Agreement upon thirty days' further written notice.

8.02 TERM OF THIS AGREEMENT. Subject to Clause 8.01, this Agreement shall come into effect on the Effective Date and shall be effective till 31st December 2003.

8.03 EFFECT OF TERMINATION. Where either party terminates this Agreement in terms of sub-clause 8.01.2, such termination shall be without prejudice to any rights available to such party in law or under this Agreement. Further such termination shall not constitute a waiver by such party terminating this Agreement, of any of its rights that by its terms shall survive termination pursuant to this Agreement. None of the parties hereto shall have any liability in the event of a termination of this Agreement, unless such termination results from any violation by a party of any of its obligations under this Agreement prior to such termination.


                                    15 OF 24

[IXL LOGO]                                                            [HPS LOGO]


         Termination of this Agreement in any manner shall not affect any rights that may have accrued to either party prior to such termination.

8.04 SURVIVAL AFTER TERMINATION. Notwithstanding any provision in this Agreement to the contrary, the provisions of Article VII (Indemnification) Article IX (Covenants of Non-Competition, Non-Solicitation and Non-Disclosure), Clause 10.01 (Notices), Clause
         10.02 (Transaction Costs, Attorney Fees and other Costs), Clause 10.06 (Entire Agreement), Clause 10.07 (Governing Law and Judicial Arbitration) and this Clause 8.04 shall survive termination of this Agreement pursuant to Clause 8.01 or expiry of term pursuant to Clause 8.02.

                                   ARTICLE IX
        COVENANTS OF NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE

The Parties enter into these covenants of Non-Competition, Non- Solicitation and Non-Disclosure and intending to be legally bound, hereby agree to the full extent permitted by law as follows.

9.01 TERM OF COVENANTS. It is the intent, understanding and agreement of the parties to this Agreement that the covenants of non-competition as specified in Clause 9.02 below are to run for a period of six months after termination of this Agreement (the "TERM"). All provisions of whatever nature contained in these covenants shall be binding upon either party during such applicable periods and shall inure to the benefit of other.

9.02 COVENANT OF NON-COMPETITION. HPS Group agrees that it will not provide any Software Services to any of the competitors of the Company listed below:

         9.02.1   Scient Corp.
         9.02.2   Agency.com
         9.02.3   Proxicom,  Inc
         9.02.4   Sapient Corporation
         9.02.5   Viant Corporation
         9.02.6   RareMedium Group, Inc.
         9.02.7   Razorfish, Inc.
         9.02.8   Lante Corporation

         Provided that the Company agrees and understands that:

         (a) HPS Group or any of its member may provide direct services to any of the above competitors of the Company for a business volume up to US$ 1.20 million per annum in aggregate; and

         (b) HPS Group or any of its member may do any merger, acquisition or other similar transactions with any company or person, which has business from any of the above competitors of the Company as its existing client(s). HPS would inform the Company of any such deal in advance and would seek the Company's consent, such consent not to be unreasonably withheld.



                                    16 OF 24

[IXL LOGO]                                                            [HPS LOGO]


9.03 FIRST RIGHT OF REFUSAL. Until the termination of this Agreement, the Company agrees that, HPS will be the Company's preferred supplier of Software Services and HPS Group or any member thereof shall have the first right of refusal to any India Centric Work. However, the Company will not be obligated to give HPS Group or any member thereof any first right of refusal regarding work relating to Wireless Solutions, Online Training and Digital Media and Broadband Services.

9.04 COVENANT OF NON-SOLICITATION. HPS Group shall not during the Term of this Agreement, either directly or indirectly, solicit or cause to be solicited the Clients of the Company, with whom the Company has done any business in the last 6 months, and as notified in writing by the Company from time to time. In case of breach by HPS Group of the provisions of this Clause 9.04, HPS shall be liable to pay to the Company as penalty twenty percent of the revenue generated by HPS from such solicitation. However, the restrictions contained herein shall not be applicable to (a) provision of any services other than Software Services; and (b) the Prospects.

9.05 TRADE SECRETS. During the course of this association, the Parties ("RECIPIENT") had and shall have access to a wide variety of confidential information of other Party ("DISCLOSING PARTY") and their accounts and methods of operation etc. It is acknowledged and agreed by the Parties that all such information as described above is confidential information and property of the Parties and constitutes trade secrets of the Parties and all such items shall be referred to in this Agreement as "TRADE SECRETS". The parties agree that the misappropriation, unauthorized use or disclosure of Trade Secrets by them or any of their Affiliates would cause irreparable harm to the Disclosing Party. The parties agree to and to cause their Affiliates to exercise the same degree of care to avoid and prevent disclosure of the Trade Secrets as they would use to prevent disclosure of their own proprietary information, and to exercise in no event less than a reasonable degree of care. The rights of the Disclosing Party under this Agreement to protection of its Trade Secrets are in addition to the rights of the Disclosing Party under common or statutory law.

         The Recipient agrees that it will not and agrees to cause its Affiliates not to disclose to others or use for any purpose other than performing the obligations under this Agreement any of the Trade Secrets for the term of this Agreement plus one (1) year. The Recipient agrees not to and will cause its Affiliates not to disclose to others or use for any purpose other than to perform its obligations under this Agreement any of the Trade Secrets at any time during or after the term of this Agreement or until such Trade Secrets lose their status as such by becoming generally available to the public by independent discovery, development, or publication.

         The Recipient may disclose Trade Secrets pursuant to a judicial or governmental order, but any such disclosure will be made only to the extent so ordered, and provided that the Recipient: (a) timely notifies the Disclosing Party so that it may intervene in response to such order, or (b) if timely notice cannot be given, then seeks to obtain a protective order from the court or government for such information.

         The Recipient will and will cause its Affiliates to promptly cease using and shall return or destroy (and certify destruction of) all Trade Secrets along with all copies thereof in its



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

[IXL LOGO]                                                            [HPS LOGO]


         possession including copies stored in any computer memory or storage medium upon the expiration or termination of this Agreement, whichever first occurs.

9.07     REMEDIES.

         9.07.1 The parties acknowledge and agree that given the irreparable harm which could result to from violation by any Party of any of the provisions of these covenants, damages would be an inadequate remedy for any such breach, and that in addition to any other rights or remedies which a Party may have, it may enforce the provisions of these covenants and may obtain relief for any breach or threatened breach of these covenants, if necessary, by use of a temporary restraining order, or a preliminary injunction or specific performance.

         9.07.2 For purposes of this Agreement, the Parties agree that any of the following shall be deemed per se to constitute irreparable injury to the other party for which the other Party shall be entitled to injunctive relief: (i) use, misuse or disclosure of Trade Secrets; (ii) solicitation of employees; or (iii) breach of any of the provisions related to a covenant not to compete or disclose Trade Secrets; or (iv) the Company's failure to comply with the provision of Clauses 2.06 and 2.09.

                                    ARTICLE X
                                  MISCELLANEOUS

10.01 NOTICES. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by tele-fax or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Clause 10.01):

                           TO HPS:

                           Vice President
                           HPS America, Inc.
                           1600, North Collins
                           Suite 1400, Richardson,
                           TX- 75080

                           With a copy to:

                           Company Secretary and Chief Legal Officer
                           HCL Perot Systems Limited,
                           A-10-11, Sector-3, Noida - 201 301
                           India
                           Phone: +91-120-4547 670 to 674



                                    18 OF 24

[IXL LOGO]                                                            [HPS LOGO]


                           Fax: +91-120-4544 529


                           TO THE COMPANY:

                           CEO
                           IXL Enterprises, Inc.
                           1600 Peachtree St NW
                           Atlanta, GA 30309

                           With a copy to:
                           General Counsel, Legal Department
                           1600 Peachtree St NW
                           Atlanta, GA 30309
                           Phone: 404-279-1000
                           Fax: 404-279-6844

         Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or if sent by tele-fax or, mailed, when actually received.

10.02 TRANSACTION COSTS, ATTORNEYS' FEES AND OTHER COSTS. Each party will bear and pay all attorneys', accountants', and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

10.03 FURTHER ASSURANCES. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

10.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

10.05 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned or delegated by either party without the prior written consent of the other party.

10.06 ENTIRE AGREEMENT. This Agreement and the related documents contained as Exhibits, Appendixes and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof, including without limitation the term sheet dated December 12, 2000 signed by the parties. This Agreement cannot be


                                    19 OF 24

[IXL LOGO]                                                            [HPS LOGO]

         modified or amended except in writing signed by the party against whom enforcement is sought. The Appendixes and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

10.07 GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by the laws of Delaware without giving effect to any rules of conflicts of law.

         Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, shall be finally resolved under the rules of American Arbitration Association by one or more Arbitrators appointed in accordance with the said rules. Venue of Arbitration shall be New York. Notwithstanding the foregoing, the parties shall have the right to bring judicial proceedings to obtain injunctive relief at any time during the pendency of arbitration proceedings. Judgement upon the award rendered may be entered in any Court of competent jurisdiction and shall be binding on both the parties.

10.08 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement. This right to specific performance is in addition to and not in lieu of, the requirement that the parties arbitrate disputes as set forth in Clause 10.07 above.

10.09 SEVERABILITY The unenforceability of any part or provision of this Agreement (or any modification thereof to conform with Applicable Laws) shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall stand amended to delete or modify, as necessary, the offending provisions or offending portions of said provisions and to alter the balance of this Agreement in order to render the same valid and enforceable.

10.10 PUBLICITY. HPS and the Company will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither HPS, on the one hand, nor the Company on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    20 OF 24

[IXL LOGO]                                                            [HPS LOGO]


         For IXL ENTERPRISES, INC                  For HPS AMERICA, INC,

By:       /s/ Barry Sikes                 By:  /s/ L. Raghu Raman
    --------------------------------          ---------------------------------

Name:          Barry Sikes                Name:      L. Raghu Raman
Title:         Chief Operating Officer    Title:     Director



Witnesses:


1. /s/ Theodore W. Browne




2. /s/ L. William Afsis





                                    21 OF 24

[IXL LOGO]                                                            [HPS LOGO]


                                                                      SCHEDULE 1

                                  THE PROSPECTS
                      (REFER CLAUSES 1.01.9.3 AND 1.01.32)

                                1.  Deutsche Bank
                                2.  UBS AG
                                3.  Merrill Lynch
                                4.  J P Morgan
                                5.  American International Group
                                6.  Kellog
                                7.  Astrazeneca
                                8.  MBNA
                                9.  Mimecom
                                10. Cendant Group
                                11. Sun Microsystems
                                12. Hewlett Packard
                                13. Silicon Graphics
                                14. KnowledgePoint
                                15. Sabre
                                16. MobileID
                                17. American Express
                                18. Linguateq
                                19. EIS (now, Portal Connect)
                                20. AIRCOM International
                                21. Hayes IT Plc.
                                22. Vodafone
                                23. TIBCO
                                24. Dr. Pepper
                                25. FTI
                                26. Interdigital
                                27. Intellicue

                                    22 OF 24

[IXL LOGO]                                                            [HPS LOGO]


                                                                      SCHEDULE 2

                               LITIGATION DETAILS
                               (REFER CLAUSE 3.09)

Several class action suits, together with a suit by Redwing Ltd., which sold its wireless business to the Company in April 2000, have been filed against the Company alleging that the Company has violated several provisions of the U.S. securities laws. These cases are expected to be consolidated into a single claim. The Company believes these cases are without merit and that the suits will not result in any Material Adverse Effect and it has adequate liability insurance coverage, though there is no assurance that the Company will ultimately prevail in these matters. Further the Company agrees to inform HPS, as soon as these cases are decided by the Courts concerned and the effect of any adverse decisions thereof on the Company.

                                    23 OF 24

[IXL LOGO]                                                            [HPS LOGO]


                                                                      SCHEDULE 3


                                   CLIENT LIST
                               (REFER CLAUSE 3.10)

                           1.       PrintLife.com
                           2.       Cemtec
                           3.       Chamberlain
                           4.       Dupont
                           5.       BellSouth
                           6.       Mayo Clinic
                           7.       Lumenous
                           8.       First Union/Adhesion
                           9.       Great American
                           10.      General Electric
                           11.      Deutsche Bank/B Trust
                           12.      American International Group
                           13.      Chase
                           14.      Lloyds TSB
                           15.      Fleet
                           16.      MSDW
                           17.      Merrill Lynch
                           18.      Reader's Digest
                           19.      Hallmark
                           20.      Gemini Medien
                           21.      BMG
                           22.      Phillip Morris/Kraft
                           23.      Virgin Atlantic
                           24.      Budget Rent-a-Car
                           25.      FedEx
                           26.      Delta
                           27.      British Airways

                                      xxxx




                                    24 OF 24

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4


                            MASTER SERVICES AGREEMENT

This Master Services Agreement ("this Agreement") is entered into this 28th day of December 2000 by and between


HPS AMERICA, INC. of 1600, North Collins, Suite 1400, Richardson TX 75080 ("HPSA") for and on behalf of HPS Group (collectively known as "HPS")

and

iXL ENTERPRISES, INC. of 1600 Peachtree Street, NW, Atlanta, GA, 30309 ("iXL ENTERPRISES") for and on behalf of iXL Group ("iXL")

WHEREAS iXL Enterprises and HPS have entered into a certain Stock Purchase Agreement as of the date hereof; and

WHEREAS iXL and HPS have agreed that HPS Group will provide certain Information Technology services for iXL Group and/or its clients as defined in Task Orders to be entered into pursuant to this Agreement on the terms and conditions of this Agreement.


                                 I. DEFINITIONS

1.1 Except for the terms defined somewhere else in this Agreement which will prevail, the following terms when used in this Agreement (including the Recitals) shall have the following meaning unless the context otherwise requires:

      "ACCEPTANCE"                  the occurrence of the events as set out in
                                    Article IX in relation to the Software or any relevant part thereof;

      "ACCEPTANCE CRITERIA"         The criteria for Acceptance of the Software
                                    set out in Clause 9.3;

      "ACCEPTANCE DATE"             the date stipulated for Acceptance by iXL in
                                    the relevant Task Order or such later date as may be agreed between iXL and HPS as a result of Change Management Procedure;

      "BUSINESS DAY"                Means Monday to Friday both inclusive but
                                    excluding all bank and other public holidays at the place of work;

      "CHANGE MANAGEMENT            Means the procedures for change control/
       PROCEDURE"                   management as set out in Appendix 2;


      "DELIVERY"                    Means the date on which the Software is
                                    provided to iXL by HPS as detailed in the Task Order;

      "HPS ENTITY"                  Means any member of HPS Group;

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

      "HPS GROUP"                   Means HCL Perot Systems NV, The Netherlands,
                                    HCL Perot Systems Limited, India and all of their subsidiaries, now existing or hereinafter formed or acquired;

      "HPS PROJECT TEAM"            Means any and all those persons listed in
                                    the relevant Task Order and as may be
                                    amended from time to time by mutual
                                    agreement in writing;

      "INTELLECTUAL PROPERTY        Means all rights including future rights in
       RIGHTS"                      inventions patents, designs, copyrights,
                                    trade marks, service marks, databases and typography rights (whether or not any of those is registered and including applications for registrations of the foregoing) together with all trade secrets, know-how and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world;

      "iXL ENTITY"                  Means any member of iXL Group;

      "iXL GROUP"                   Means iXL Enterprises and all of its
                                    subsidiaries, now existing or hereinafter formed or acquired;

      "ORIGINATING                  Means the items of software, hardware and
       SOFTWARE"                    other resources provided by iXL as part of
                                    any Project under a Task Order;

      "PROJECT"                     Means all items of work pertaining to the
                                    project as described in any Task Order;

      "PRE-EXISTING                 Means all Intellectual Property Rights which
       SOFTWARE"                    are owned, invented, developed or obtained
                                    by either party independent of any Services under this Agreement;

      "SIGN OFF DATE"               Means the date on which Software is accepted
                                    by iXL or is deemed to have been accepted;

      "SOFTWARE"                    Means the software developed by HPS for iXL
                                    as detailed in the relevant Task Order;

      "STOCK PURCHASE AGREEMENT"    Means the certain Stock Purchase Agreement
                                    between iXL Enterprises, Inc. and HPS dated
                                    December 28, 2000;


      "TIMESCALES"                  Means dates or days specified in the Task
                                    Order for completion of the relevant task;

      "TASK ORDER(S)"               Means the task order(s) signed by the
                                    parties hereto from time to time pursuant to this Agreement;

      "WARRANTY PERIOD"             Means a period of ninety days from the Sign
                                    Off Date, except as otherwise agreed to in the relevant task order.

      "WORK RESULTS"                Means any inventions, methods, techniques,
                                    improvements, software designs, computer programs, strategies, data and other original works of authorship found or created while providing Services under any Task Order.


         1.2      In this Agreement, unless the context otherwise requires:


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                                                                      SCHEDULE 4


         1.2.1 references to parties, schedules, clauses, paragraphs or appendices are references to parties, schedules, clauses, paragraphs or appendices of this Agreement;

         1.2.2 words denoting the singular number only shall include the plural number also and vice versa;

         1.2.3 references to the masculine include the feminine and the neuter;

         1.2.4 words denoting persons only shall include corporations, partnerships and unincorporated associations;

         1.2.5 references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

         1.2.6 references to "HPS" shall mean HPS America, Inc. or any other HPS Entity, as the context may require;

         1.2.7 references to "iXL" shall mean iXL Enterprises or any other iXL Entity, as the context may require;

         1.2.8 headings have been included for convenience only and shall not be used in construing any provision herein;

         1.2.9 references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.


                           II. SCOPE OF SERVICES/WORK

Subject to the provisions of this Agreement, HPS shall perform and/or provide to iXL such work or services (the "SERVICES") as may be described in the Task Orders which iXL and HPS may execute from time to time. The Services may be performed by HPS by engaging its employees, secondees, contractors, affiliates (collectively the "HPS EMPLOYEES"). The Task Orders shall be executed by concerned HPS Entity(ies) which render(s) the Services.

The Task Orders signed by the parties hereto shall form part of this Agreement and shall be governed by the terms of this Agreement. Appendix 3 is a model Task Order under this Agreement.

                                    III. TERM

This Agreement shall come into effect on the 1st day of January 2001 ("EFFECTIVE DATE") and shall remain in force, for a period of three years from the Effective Date, subject to earlier termination in accordance with this Agreement.



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                                                                      SCHEDULE 4


                           IV. PROJECT ADMINISTRATION

4.1 PROJECT MANAGERS. Each party shall designate one of its employees or authorized representatives to be the project manager (the "PROJECT MANAGER") for each of the Task Orders. Each party shall authorize its Project Manager to act on behalf of that party on all matters in relation to the relevant Task Order. Each party shall notify the other in writing and in advance of any replacement of a Project Manager.

4.2 CO-ORDINATION. The Project Managers for each Task Order shall converse/meet as often as required to review the status of the Task Order.


                          V. COMPENSATION AND EXPENSES

5.1 FOR FIXED PRICE PROJECTS. For a fixed price project under the terms of this Agreement, iXL shall pay to HPS the amounts specified in the Task Order as full payment for the Services. Such amount shall be paid solely in accordance with the billing schedule and payment terms set forth in the respective Task Order, including successful completion of the Services or milestones, if any, and satisfaction of any completion criteria set forth in the respective Task Order.


5.2      FOR T&M PROJECTS.

         5.2.1 For a Time & Material project, the fees to be paid by iXL to HPS in consideration for the services rendered pursuant to this Agreement and the Task Orders are based on (1) the rates set out in Appendix 1 hereto (as the same may be amended from time to time), unless rates are set out in a Task Order, in which case the rates set out in the Task Order shall prevail, and (2) days/ hours actually worked by the relevant HPS Employees. Subject to the foregoing and save to the extent expressly stated otherwise in any Task Order, these payments constitute full compensation for the services rendered pursuant to this Agreement and the Task Orders to iXL, exclusive of all taxes. All social expense, such as insurance, old age and survivors' benefits insurance, disability insurance, unemployment insurance, child subsidy, pension plan etc., for the HPS Employees shall solely and exclusively be borne by HPS.

         5.2.2 Billing will occur at the rates set forth in Appendix 1 or the Task Order, as applicable for all Business Days worked. Actual hours worked less than eight hours on any day will be billed pro-rata. Any hour worked beyond forty hours and up to sixty hours per week will be billed as overtime at the normal rate as defined in any Task Order. Any hour worked beyond 60 hours per week will be billed at one and half times the normal rate. All overtime to be billed must be approved in advance by the iXL Project Manager.


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                                                                      SCHEDULE 4

         5.2.3 Invoices will be submitted identifying the personnel and their job classifications, the actual number of days/hours worked and the actual agreed expenses associated with the project work provided. HPS shall ensure that the HPS Employees shall turn in such time sheets to the iXL Project Manager under each Task Order, as needed.

         5.2.4 Should there be absences of HPS Employees due to military service, illness, holiday, training courses, etc., no money is owed by iXL to HPS or to the HPS Employee, respectively.

5.3 ADVANCE PAYMENTS. At HPS' request, iXL will pay an advance payment of such amounts on such dates as agreed upon between the parties and as provided for in each Task Order. Such advances will be netted against the payments to be made by iXL to HPS in any subsequent interval, or as mutually agreed upon and provided for in the Task Order until such time as the advance payment has been repaid.

5.4 COMMUNICATION /HARDWARE & SOFTWARE EXPENSES. iXL shall pay in advance to HPS all capital and revenue expenses pertaining to setting up of communication links between such places as may be mutually agreed upon and provided for in each Task Order. iXL shall also pay in advance to HPS all expenses pertaining to any specialized software, hardware and tool costs as may be mutually agreed upon in writing and provided for in Task Order. All such expenses will be billed at lower of commercial rates or actual costs.

5.5 OUT-OF-POCKET EXPENSES. iXL shall reimburse HPS for reasonable travel-related, training and other out-of-pocket expenses in connection with any Task Order and to the extent provided therein, as agreed between the parties. All such expenses above US$ 25 per item incurred will be supported by appropriate receipts.

5.6 BILLING. Unless otherwise stated in a Task Order, HPS shall invoice iXL once in every fortnight for the project work performed under Task Orders in the previous fortnight. All invoices submitted by HPS shall be paid by iXL within 30 days of receipt, provided that the amounts invoiced are then due and payable. Late payments shall accrue interest from the date due at the lesser of the highest rate permitted by law and one and one-half percent per month.

         It will be in order for the HPS Entity(ies) rendering Services to directly invoice concerned iXL Entity(ies) and for such iXL Entity(ies) to pay the relevant HPS Entity(ies) directly.

5.7 TAXES. iXL shall pay all sales or user taxes, including withholding taxes, if any, imposed by any taxing authority and required to be paid by HPS or iXL (except taxes on HPS' income) as a result of the services provided to iXL under this Agreement. iXL shall not be responsible for any taxes that relate to HPS Employees. If a claim is made against HPS for any taxes that are to be paid by iXL in accordance with this Clause 5.7, HPS shall promptly notify iXL in writing and iXL shall pay any such taxes and provide HPS


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
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                                                                      SCHEDULE 4

         evidence of payment of such taxes, within 15 days of being notified to do so by HPS, or within the time frame required by such notice, whichever is later.

5.8 NO HPS EMPLOYEE CLAIMS. The payment due by iXL to HPS is solely owed to HPS. The HPS Employees have no direct claims against iXL arising out of their project work, whether for expenses or for any other reason.


                                 VI. TERMINATION

6.1 NON-PAYMENT. If iXL defaults in the payment of any amount due under any Task Order and does not cure the default within ten days after receiving written notice of such default, HPS may terminate the particular Task Order and/ or this Agreement (and thereby all Task Orders) immediately by written notice to iXL.

6.2 BREACH. If either party materially breaches any term of this Agreement or a Task Order which results in a subsequent breach of a Task Order (other than by non-payment) and does not cure the breach within ten days after receipt of notice specifying the breach, the other party may terminate the Task Order and/ or this Agreement upon thirty days' further written notice.

6.3 TERMINATION OF AGREEMENT. All Task Orders shall terminate immediately upon termination of this Agreement.

6.4 TERMINATION OF STOCK PURCHASE AGREEMENT. Upon termination of Stock Purchase Agreement for any reason, this Agreement shall terminate immediately.

6.5 CONSEQUENCE OF TERMINATION. In the event of termination of this Agreement, for whatsoever reason, HPS agrees to return to iXL all written or descriptive matter, including but not limited to drawings, blueprints, descriptions, drafts, Work Results or other papers or documents which may contain any confidential information on "AS IS and WHERE IS" basis, and iXL agrees to pay HPS for the work done up to the date of termination.

                              VII. CONFIDENTIALITY

7.1 All written, digital and oral information communicated by one party to another shall be held in strict confidence by both parties and be used only for purposes of this Agreement. No such information, including the provisions of this Agreement, shall be disclosed by the recipient without the prior written consent of the other party, except as required by law. If either party is required to disclose any confidential information of the other party, the party so required shall notify the other party immediately and shall co-operate in seeking a reasonable protective order.

7.2 This Article VII shall not apply to information which is (i) in the public domain, (ii) already known to the recipient and the recipient can show that it was in possession of such


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
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                                                                      SCHEDULE 4

         information prior to receipt of such information from the disclosing party, (iii) developed independently by the receiving party without the benefit of any confidential information of the disclosing party, or
         (iv) received from a third party without similar restriction and without breach of this Agreement or a similar agreement.


                       VIII. INTELLECTUAL PROPERTY RIGHTS

8.1 Both parties agree and acknowledge that performance of this Agreement, including the Task Orders, may result in the discovery, creation or development of Work Results as well as usage of any Pre-existing Software of either party. HPS agrees (a) to deliver to iXL the Work Results promptly upon the creation of the same and (b) return Pre-existing Software of iXL immediately upon completion of the work under any Task Order. Unless otherwise agreed upon in a Task Order, iXL shall not get any rights in the Pre-existing Software of HPS. Both parties will agree upon at the time of signature of a task order the rights which iXL has to get in any Pre-existing Software of HPS.



8.2 Unless otherwise agreed upon in a Task Order, HPS agrees and acknowledges that all Intellectual Property Rights, title and interests in and to the Work Results shall fully vest in iXL on the creation of the same. To this end, HPS fully and effectively assigns and transfers, and will ensure that each HPS Employee will fully and effectively assign and transfer, to iXL all rights, title and interests in and to the Work Results. In particular but without prejudice to the generality of the foregoing, all copyright and patent rights in and to the Work Results including but not limited to the right of transfer, sale, modification, sub-leasing and licensing of such Work Results to third parties shall vest in, and be assigned and transferred to iXL.



8.3 In the event that the Services or any part thereof are held to constitute an infringement of any rights of third party(ies), HPS shall at its expense and on receipt of written request from iXL either:



         8.3.1 procure the right to continue providing the Services or infringing part thereof within a reasonable time; or

         8.3.2 modify the provision of the Services or infringing part thereof so that they are non-infringing and satisfy the specifications of the relevant Task Order.


8.4 The Work Results and Software and any and all enhancements or modifications to the Work Results and Software created or developed by HPS pursuant to this Agreement will be deemed "Works Made for Hire", as that phrase is defined in Section 101 of the United States Copyright Act, 17 U.S.C. ss.101, and used in 17 U.S.C. ss.201, on behalf of iXL and iXL will own all Intellectual Property Rights in such Work Results and Software



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
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                                                                      SCHEDULE 4

         as well as in enhancements and modifications thereto. To the extent that the Work Results or Software or any enhancements and/or modifications thereto are not deemed to be a "work made for hire," HPS hereby assigns and agrees to assign to iXL all of its respective rights, title and interest in the Work Results and Software and any and all such enhancements and modifications thereto. HPS hereby waives any so-called "moral rights" it may possess in and to the Work Results and Software or the enhancements and modifications thereto.

8.5 HPS hereby undertakes to fully indemnify and keep fully indemnified iXL against any liability for loss, claims, demands, expenses and reasonable legal fees directly incurred in this connection arising out of any claim that the Work Results or any part thereof constitute an infringement or alleged infringement of the Intellectual Property Rights of a third party. At HPS' request, iXL shall grant sole conduct of any proceedings or negotiations relating to any action to which this indemnity applies to HPS provided that no action is taken without first obtaining prior consent of iXL, such consent not to be unreasonably withheld, and iXL shall provide, at HPS' sole cost, such assistance as HPS reasonably requests.

8.6 iXL hereby undertakes to indemnify and keep indemnified HPS against any liability for any actions brought by any third party arising out of a claim that the Originating Software (not including hardware produced by a third party) or any part thereof constitutes an infringement or alleged infringement of the Intellectual Property Rights of a third party. At iXL's request, HPS shall grant sole conduct of any proceedings or negotiations relating to any action to which this indemnity applies to iXL, and HPS shall provide, at iXL's sole cost, such assistance as iXL reasonably requests.


                              IX. ACCEPTANCE TESTS

The provisions of this Article IX shall apply only to those Task Orders, where HPS has the responsibility for the whole project.

9.1 An acceptance test specification for acceptance of the Software will be jointly agreed by iXL and HPS and provided for in the Task Order.

9.2      The acceptance test specification will include:

         9.2.1 sufficient details of tests to be carried out by iXL to confirm that the Software will comply with the Acceptance Criteria;

         9.2.2 sufficient detail of the test data to be used in performing the acceptance tests and who is to produce it;


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                                                                      SCHEDULE 4

         9.2.3 details of the facilities which iXL will be required to make available for the running of the Acceptance Tests;

         9.2.4 details of the number of employees estimated to be required to be assigned by iXL and/or HPS during any acceptance tests or after acceptance tests for the checking of results of acceptance tests;

         9.2.5 where possible, estimates of the anticipated length of time to run specific tests (if any), whether tests will take place during iXL working hours, evenings or at weekends and who shall be primarily responsible for such tests; and

         9.2.6    so far as possible, an outline timetable for acceptance tests.

9.3 The criteria for acceptance at the end of the acceptance tests shall be compliance with the functional specification, any other specifications relating to the Software produced under this Agreement and any other software with which it is to interface, all as defined in the applicable Task Order, and successful completion of the acceptance tests in all respects in accordance with the acceptance test specification.

9.4 Any defects in the Software notified to HPS in writing by iXL during the running of any acceptance tests shall be rectified by HPS forthwith free of charge.

9.5 If the Software or any part of the Software fails to pass a part of the applicable acceptance test(s), iXL may require and/or HPS shall be entitled to re-submit the Software or the relevant part thereof to the relevant acceptance test(s) as soon as possible and in any event within ten (10) Business Days and shall be given such reasonable time, facilities and access to the Software and other resources (notwithstanding that it may have been put into operational use) as HPS reasonably requires to rectify such failure and to repeat the relevant acceptance test(s) applying to such part and the provisions of this clause shall apply mutatis mutandis to such repeated acceptance test(s). If the Software is rejected a second time, iXL can request HPS to repeat any relevant acceptance tests that iXL considers necessary until the Software meets the Acceptance Criteria.

9.6 The Software shall be deemed to be accepted by iXL 20 Business Days after delivery to iXL, if iXL does not communicate to HPS any defects in the Software, or the provisions of the clauses 9.1 to 9.5 inclusive have not been met as a direct result of iXL failing to meet its obligations thereunder.

9.7 If under the terms of any Task Order, HPS is required to prepare any documentation, operation manual etc., the provisions of this Article IX shall not apply to such documentation, operation manual etc. However, HPS shall co-operate reasonably with iXL in correcting any mistakes pointed out by iXL.


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                                                                      SCHEDULE 4

                   X. WARRANTIES, LIABILITIES AND INDEMNITIES

10.1 SERVICES. HPS warrants that the Services shall be performed by qualified personnel, competent enough in skills and experience to do the job, in a manner consistent with good practice followed by a SEI-CMM Level 5 company. HPS further warrants that it will promptly remedy any defects in the Software, if any, developed by HPS, of which iXL notifies HPS within the Warranty Period at no extra cost to iXL.

10.2 EXCLUSIVE REMEDIES. The remedies set forth in the clause 10.1 are iXL's exclusive remedies for breach of warranty. HPS disclaims all other warranties, express or implied, including any warranties of merchantability or fitness for a particular purpose unless expressly defined otherwise in the Task Order.

10.3 THIRD-PARTY GOODS. All third-party software, hardware and equipment provided by HPS under any Task Order are provided "As Is".

10.4 LIMITATION OF LIABILITY. Except for violation of Articles VII and VIII, HPS shall not be liable for any indirect, incidental, consequential or reliance damages (including lost profits), whether in contract or tort (including negligence and strict liability) and whether or not such damages are foreseen. The aggregate liability of HPS, except for violation of Articles VII and VIII, arising during any month in a calendar year under any Task Order shall not exceed the amount invoiced by HPS and paid for by iXL during that calendar year against the particular Task Order.

10.5 INDEMNIFICATION. HPS and iXL shall each indemnify, defend and hold the other harmless from all claims, damages, demands, liabilities, costs and expenses, arising by reason of any claim for personal injury of any agent, employee, customer, or business visitor of the indemnified or damage to tangible property in the possession or under the control of the indemnified, that arises out of any action or inaction by the indemnifier or its employees or agents; provided, however, that indemnified gives indemnifier: (a) written notice of any such claims within five Business Days of knowledge of injury (b) reasonable assistance in defending the claim; and (c) sole authority to defend or settle such claim provided if iXL should be the indemnifier, no action is taken without obtaining prior consent of iXL, such consent not to be unreasonably withheld.

10.6 SURVIVAL. Any claim arising from or related to this Agreement must be brought within two years after the cause of action arises.

                                XI. MISCELLANEOUS

11.1 ENTIRE AGREEMENT. The Stock Purchase Agreement, this Agreement and the Task Orders issued hereunder constitute the final, entire, and exclusive agreement between the parties with respect to their subject matter. In case of any inconsistency between this Agreement and a Task Order, with the exception of Articles VII, VIII, IX, X and Clauses


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                                                                      SCHEDULE 4

         11.8 and 11.9 of this Agreement, the Task Order shall prevail except that no Task Order may survive termination of this Agreement.

11.2 WAIVER. No change, waiver, or discharge hereof shall be valid unless in writing and signed by the party against which it is sought to be enforced. No delay or omission by either party in exercising any right hereunder shall be construed as a waiver. A waiver by either of the parties of any provision or breach shall not be a waiver of any other provision or breach.

11.3 NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement and for two years thereafter, either Party and their affiliates shall not hire or seek to hire any person employed then or within the preceding year by the other party and involved directly or indirectly in the performance of any Task Order, except with prior written consent of the other party. In case of any violation, such defaulting party will pay the non defaulting party a minimum of thirty six months of professional fees lump sum per person so hired.

11.4 RELATIONSHIP OF PARTIES. HPS is acting only as an independent contractor. Neither party shall act or represent itself, directly or by implication, as an agent of the other, except as expressly authorized in a Task Order.

11.5 FORCE MAJEURE. Neither party shall be liable for any failure or delay in its performance due to circumstances beyond its reasonable control, provided that it notifies the other party as soon as practicable and uses its best efforts to resume performance.

11.6 SEVERABILITY. If any provision of this agreement is held to be unenforceable, the remaining provisions shall be unaffected. Each provision of this agreement, which provides for a limitation of liability, disclaimer of warranties, indemnification, or exclusion of remedies is severable from and independent of any other provision.

11.7 SURVIVAL. Such provisions of this Agreement, which generally can survive after termination or expiration of any similar Agreement, shall also survive any termination or expiration of this Agreement, particularly the provisions of Articles VII, VIII, X and 11.3, 11.8,
         11.9 and 11.14.

11.8 GOVERNING LAW. This Agreement shall be governed by the exclusive laws of Delaware without giving effect to any rules of conflicts of law.

11.9 ARBITRATION. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, shall be finally resolved under the rules of American Arbitration Association by one or more Arbitrators appointed in accordance with the said rules. Venue of Arbitration shall be New York. Notwithstanding the foregoing, the parties shall have the right to bring judicial proceedings to obtain injunctive relief at any time during the pendency of arbitration proceedings. Judgement upon the award rendered may be entered in any Court of competent jurisdiction and shall be binding on both the parties.


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                                                                      SCHEDULE 4

11.10 AMENDMENTS. All changes and amendments to this Agreement or to any attachment thereto are valid only if made in writing and signed by both parties.

11.11 MEDIA RELEASES. Neither party shall identify the other party in any media releases, public disclosures or marketing material without the prior consent of the other party, except for (i) any announcement intended solely for a party's internal distribution, (ii) any listing of the other party as a reference in confidential proposals, and (iii) any disclosure required by law.

11.12 ASSIGNMENT. Neither party may or can assign any of its rights and obligations under this Agreement or any Task Order without the prior written consent of the other party. HPS may subcontract its responsibilities under this Agreement to a third party considered by HPS in good faith to be of equal standing and integrity provided that material provisions of this Agreement or any task order including inter alia confidentiality provisions shall be reflected in any agreement entered into between HPS and such third party pursuant to which the work to be performed under this Agreement or Task Order is sub contracted.

11.13 CHANGE MANAGEMENT PROCEDURE. Any change in the scope of work or approach/ methodology other than as provided in a Task Order or new work shall be handled through a Change Management Procedure as provided in Appendix 2.

11.14 NOTICES. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by tele-fax or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Clause 11.14):

                           TO HPS:
                           Vice President
                           HPS America, Inc.
                           1600, North Collins, Suite 1400
                           Richardson, TX- 75080

                           With a copy to:
                           Company Secretary and Chief Legal Officer
                           HCL Perot Systems Limited,
                           A-10-11, Sector-3, Noida - 201 301, India
                           Phone: +91-120-4547 670 to 674
                           Fax: +91-120-4544529


                                    12 of 19

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

                           TO THE COMPANY:
                           CEO
                           iXL Enterprises, Inc.
                           1600 Peachtree St NW, Atlanta, GA 30309

                           With a copy to:
                           General Counsel, Legal Department
                           1600 Peachtree St NW, Atlanta, GA 30309
                           Phone: 404-279-1000
                           Fax: 404-279-6844

         Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or if sent by tele-fax or, mailed, when actually received.

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.


FOR HPS AMERICA,  INC.                     FOR iXL ENTERPRISES,  INC.

By:     /s/ L. Raghu Raman                 By:  /s/ Barry Sikes
       -----------------------------          ---------------------------------
Name:  L Raghu Raman                          Name:   Barry Sikes
Title: Director                               Title:  Chief Operating Officer


Witnesses:

1. /s/ Theodore W. Browne



2. /s/ L. William Afsis


                                    13 of 19

Appendix 1 has been removed for confidentiality purposes.

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

                                                                      APPENDIX 2

                           CHANGE MANAGEMENT PROCEDURE


A.       iXL TO REQUEST CHANGES

         If, at any time before the Acceptance Date, iXL requests to alter all or any part of the requirements definition, time-scales or a scope of work as stated in the Task Order, then iXL shall provide HPS with full written particulars of such changes ("Change Request").

B.       HPS TO EXAMINE CHANGE REQUEST

         Within twenty (20) Business Days after having received any Change Request, HPS shall notify iXL if in its reasonable opinion such Change Request is feasible and appropriate. If HPS agrees to effect the Change Request in whole or in part, it shall specify in a written quotation what changes will be required to the fees, expenses, costs and the Task Order to give effect to the Change Request and what adjustments will be required to any parts of the acceptance criteria as outlined in the Task Order, or the deliverables as defined in the Task Order. Change Request will be estimated on a basis that is proportionate to the original quote in respect of time and costs. The impact on onsite requirements for space and facilities will also be communicated to iXL.

C.       IF HPS DISAGREES WITH ANY CHANGE REQUEST

         If HPS questions/disagrees with any Change Request of iXL, it shall give written notice to iXL within a reasonable time agreed after receipt thereof, giving reasons therefor.

         iXL shall within a reasonable time agreed, by notice to HPS with reasons, confirm/ withdraw (in which case the applicable Task Order will continue in force unchanged) or vary such Change Request.

D.       IF ORIGINAL CHANGE REQUEST INSISTED UPON BY IXL.

         If iXL insists on its initial Change Request, the Project as defined in the Task Order will be completed according to iXL's instructions and HPS shall not be liable for any defects resulting from such instructions.

E.       CHARGES

         HPS shall be entitled to make a reasonable charge for considering any Change Request and preparing the quotation for the same. HPS shall without commitment but in good faith advise iXL on the likely cost to be charged prior to the consideration of such Changes.


                                      XXXX


                                    16 of 19

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

                                                                      APPENDIX 3

                                SAMPLE TASK ORDER




HCL Perot Systems ______("HPS") and iXL ________, Inc. ("iXL") hereby enter into this Task Order on the ______ day of _____________ 200_ under the Master Services Agreement between HPS America, Inc. and iXL Enterprises, Inc. dated as of the 28th day of December 2000 ("MSA"), on the following terms.



1.       EFFECTIVE DATE: _________


2.       PROJECT:


3.       SCOPE OF WORK

         << complete details of scope of services, deliverables, time lines, functional specifications, supporting hardware platforms etc. etc.>>

4.       PROJECT MANAGERS

         For this project, Mr. ___________ shall be the contact person and Project Manager for iXL.

         For this project, Mr. ___________ shall be the contact person and Project Manager for HPS.

5.       ORIGINATING SOFTWARE

         <<As provided by iXL>>

6.       PRE-EXISTING SOFTWARE

         <<Pre existing software provided by HPS>>

         <<Pre existing software provided by iXL>>

7.       ACCEPTANCE

         7.1      ACCEPTANCE TEST SPECIFICATIONS


                                    17 of 19

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

         << the specification for the acceptance tests which is suitable to demonstrate that the Software complies with functional specifications>>;

         7.2      ACCEPTANCE DATE


8.       BEGINNING AND TERMINATION

         The project will start on the Effective Date and is expected to be completed within ___months. However, this duration is based on the information provided by iXL so far and HPS' current understanding of the scope of work and may vary with any changes to the scope or final deliverables.

9.       iXL RESPONSIBILITIES:

         9.1 iXL will endeavour to ensure availability of all technical personnel, subject matter experts and application specialists for discussions according to mutually agreed schedules between the parties during the project and provide all information that may be necessary for the project. Non-availability of any information may lead to interruption of the work leading to delays.

         9.2 iXL and / or its Client will provide the HPS on-site team member(s), for the duration of his/ her stay onsite, with the necessary access and privileges to use the iXL's infrastructure, computing and communication resources, access to server, application and other software, independent seating place, computer time, media and other office facilities.

10.      HPS RESPONSIBILITIES:

         10.1 HPS will provide a dedicated team for this Project and will use its offshore methodology with a suitable mix of on-site and offshore resources depending on the phase of the Project to execute the Project.

         10.2 HPS will not be responsible for any impact due to platform upgrades made by iXL.



11.      PROJECT SPECIFIC TERMS AND CONDITIONS:

         11.1 HPS will not participate in activities that do not relate directly to the project; e.g., identifying redundant code that is not in use by iXL, writing program documentation, indenting and code restructuring. HPS associates will be utilized only for the tasks related to the scope of work defined in this Task Order. HPS cannot guarantee competence of its staff in the areas that fall outside the scope of this Task Order.


                                    18 of 19

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 4

         11.2 The tasks, steps, techniques and tools that HPS proposes to use are based on the current level of understanding and technology levels prevailing in the project domain. The proposed approach will be validated and may have to be refined and modified partly or totally for the actual project requirement in discussion with iXL.

         11.3 Any delay/non-performance of work on-site on account of immigration/visa clearances will be treated as Force Majeure.


12.      COMPENSATION

         12.1     BASIC RATES: << DEFINE>>


         12.2 HARDWARE AND SOFTWARE COST: <<All expenses pertaining to any specialized Software licenses, Hardware, Work Stations, Tools and utilities, etc., that are required for this project and paid for by iXL>>

         12.3     EXPENSES REIMBURSEMENTS: <<DEFINE>>

         12.4     ESTIMATED COST OF PROJECT : <<DEFINE>>


13.      OTHER PROVISIONS:

         The base work location for offshore work will be ______, India and for onsite work will be _______,


HCL PEROT SYSTEMS _____                               iXL __________, INC.

By :                                               By :
    -------------------------------                   -------------------------
Name:                                              Name:
    -------------------------------                     -----------------------

Title:                                             Title:
    -------------------------------                      -----------------------


                                    19 of 19

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of this ____day of ____, 2001, by and among iXL Enterprises, Inc., a Delaware corporation ("iXL"), HPS America, Inc., a Delaware corporation ("HPS"); and __________, a ___________ (the "Escrow Agent").

                                    RECITALS:

         WHEREAS, iXL and HPS have executed and delivered a certain Stock Purchase Agreement dated as of December 28, 2000 (the "Purchase Agreement"), pursuant to which iXL have agreed to issue to HPS, and HPS has agreed to purchase from iXL, 1,000,000 shares of iXL's Common Stock (the "Shares") at a total purchase price of US$ 3,000,000 in consideration of iXL agreeing to commit to the sub-contract and/or provision of a business worth US$ 65,000,000 to HPS, as more specifically detailed in the Purchase Agreement; and

         WHEREAS, the Purchase Agreement contemplates the execution and delivery of an Escrow Agreement among the parties hereto, and the deposit by HPS with the Escrow Agent of the Shares.

         NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Appointment of Escrow Agent. HPS and iXL each hereby irrevocably appoints ________,_______ as Escrow Agent to receive, hold, administer and deliver the Shares in accordance with this Escrow Agreement, and the Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions set forth herein

         2. Establishment of Escrow. HPS herewith deposits with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt from HPS of, the Shares. The Shares shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth. The Escrow Agent shall dispose of the Shares in accordance with the express provisions of this Escrow Agreement, and shall not make, be required to make or be liable in any manner for its failure to make, any determination under the Purchase Agreement, or any other agreement, including, without limitation, any determination of whether HPS or iXL have complied with the terms of the Purchase Agreement or are entitled to delivery of payment of any or all of the Shares or to any other right or remedy thereunder.

         3. Release of Shares. The Escrow Agent shall hold the Shares until it delivers the Shares as provided in this Section 3, as follows:

                  (a) If the Escrow Agent receives a written instruction, signed by both iXL and HPS, stating that the payment of US$ 1,500,000 due on or before August 31, 2001 under the terms of the Purchase Agreement (the "Payment") has been made, the Escrow Agent shall promptly deliver the Shares to HPS in accordance with such instruction.


                                     1 OF 6

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5

                  (b) If the Escrow Agent receives a written instruction signed by iXL and HPS, stating that the Payment was not made and directing delivery of the Shares to iXL, the Escrow Agent shall promptly deliver the Shares in accordance with such instruction.

                  (c) For the purposes of Clauses 3(a), 3(b) and 3(d), the Payment shall be deemed to have been made if iXL fails to fulfill its commitment of giving "First Six Months Minimum Business Volume" (as the said term is defined in the Purchase Agreement) and HPS exercising its right of set off under Clause 7.06 of the Purchase Agreement, instructs iXL to adjust the payment due to HPS from iXL under Clause 2.09 of the Purchase Agreement against the Payment, in part or full.

                  (d) Except as set forth in (a) or (b) above, the Escrow Agent shall distribute the Shares upon notice from either iXL or HPS only in accordance with the procedures set forth in this subsection:

                           (i)      Upon written notice from iXL to Escrow
Agent, that the Payment was not made and that iXL is entitled to the Shares as a result thereof ("iXL's Notice"), Escrow Agent shall, within seven (7) days after receipt of such notice, give a written notice to HPS intimating the receipt of iXL's Notice, together with a copy thereof. HPS shall, prior to the expiration of 15 days from the date of receipt of the notice from Escrow Agent, give notice to Escrow Agent and iXL of its countervailing claim to the Shares ("HPS's Rebuttal Notice").

                           (ii)     Upon written notice from HPS to Escrow
Agent, that the Payment was made and that HPS is entitled to the Shares as a result thereof ("HPS's Notice"), Escrow Agent shall within seven (7) days after receipt of such notice, give a written notice to iXL intimating the receipt of HPS's notice, together with a copy thereof. iXL shall, prior to the expiration of 15 days from the date of receipt of the notice from Escrow Agent give notice to Escrow Agent and HPS of its countervailing claim to the Shares ("iXL's Rebuttal Notice").

                           (iii)    After receipt by Escrow Agent of iXL's
Rebuttal Notice or HPS's Rebuttal Notice, Escrow Agent shall not deliver the Shares until such time as Escrow Agent receives (a) a joint written direction providing instructions as to the disposition of the Shares or (b) a certified copy of a court order or judgment which has become final (meaning that the order of judgment is no longer subject to appeal or review by a court of competent jurisdiction) with respect to the disposition of iXL's or HPS's claim. Escrow Agent shall deliver the Shares in accordance with said agreement, order or judgment.

                           (iv)     Notwithstanding the foregoing, after receipt
by Escrow Agent of iXL's Rebuttal Notice or HPS's Rebuttal Notice, Escrow Agent may (a) deposit the Shares with a new Escrow Agent agreed to in writing by iXL and HPS or any court which has assumed jurisdiction of any dispute, or (b) commence an action in interpleader in any court of competent jurisdiction and deposit the Shares with such court.

                  (d) Notwithstanding anything to the contrary in this Escrow Agreement:

                           (1)      At any time the Escrow Agent may deposit the
Shares with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.


                                     2 OF 6

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5

                           (2)      If at any time the Escrow Agent receives a
final non-appealable order of a court of competent jurisdiction, or written instruction signed by both iXL and HPS, directing delivery or payment of any part of the Shares, the Escrow Agent shall comply with such order or instruction.

                           (3)      Upon any delivery or deposit of the Shares
as provided in this Section 3, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

         4.       Escrow Agent

                  (a) The Escrow Agent shall be entitled to reimbursement for all reasonable fees, expenses, disbursements and advances incurred or made by it in performance of its duties hereunder (including reasonable fees, expenses and disbursements of Its counsel). Such reimbursement for fees, expenses, disbursements and advances shall be paid by HPS, unless such expenses are incurred as a direct result of iXL failing to fulfill or comply with any of the terms of this Escrow Agreement or the Purchase Agreement, in which case all such costs shall be borne by iXL.

                  (b) The Escrow Agent shall have no liability or obligation with respect to the Shares except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Shares in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein, Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement, In no event shall Escrow Agent be liable for incidental, indirect special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Shares, this Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. HPS shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel, unless such expenses are incurred as a direct result of iXL failing to fulfill or comply with any of the terms of this Escrow Agreement or the Purchase Agreement, in which case such costs shall be borne by iXL.

                  (c) The Escrow Agent is authorized to comply with orders issued or process entered by any court with respect to the Shares, without determination by the Escrow Agent of such court's jurisdiction in the matter, except for Escrow Agent's willful misconduct or gross negligence. If any portion of the Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel


                                     3 of 6

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5


selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         5. Successor Escrow Agent. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering notice of its resignation to HPS and iXL and delivering the Shares to a successor Escrow Agent jointly designated by HPS and iXL in writing, or if the parties cannot agree on the successor Escrow Agent within thirty (30) days of the notice, to any court of competent jurisdiction, whereupon the resigning Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. After the resignation of any Escrow Agent, the provision of the Agreement limiting the liability of the Escrow Agent shall continue to inure to the benefit of the resigned Escrow Agent with respect to any action or omission taken or made by it while it was the Escrow Agent under this Escrow Agreement. The Escrow Agent shall be entitled to its compensation earned prior to such resignation.

         6. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be deemed effective when delivered by hand, or when telecopied with receipt confirmed, or when mailed by first class certified or registered mail, return receipt requested, or when properly deposited for delivery by commercial overnight delivery service, prepaid, as follows:

                           TO HPS:

                           Vice President
                           HPS America, Inc., 1600, North Collins
                           Suite 1400, Richardson, TX 75080

                           With a copy to:

                           Company Secretary and Chief Legal Officer
                           HCL Perot Systems Limited,
                           A-10-11, Sector-3, Noida - 201 301, India
                           Phone: +91-120-4567 670 to 674
                           Fax:   +91-120-4544529

                           TO THE COMPANY:

                           CEO
                           iXL Enterprises, Inc.
                           1600 Peachtree St NW, Atlanta, GA 30309


                           With a copy to:
                           General Counsel, Legal Department
                           1600 Peachtree St NW, Atlanta, GA 30309
                           Phone: 404-279-1000
                           Fax: 404-279-6844


                                     4 OF 6

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5

                           If to the Escrow
                           Agent:


                           --------------------------------

                           --------------------------------

Such notice addresses may be changed upon written notice to the other parties hereto.

         7. Severability. Any provision of this Escrow Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

         8. Assignment, This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties, except to the extent that HPS or iXL may also assign its rights under the Purchase Agreement as may be provided therein.

         9. Amendments. This Escrow Agreement may only be modified or terminated by a writing signed by the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         10. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Escrow Agreement may be executed and delivered in counterpart signature pages and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes,

         11. Governing Law. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflict of law principles thereof. It is the intention of the parties hereto that the situs of the Shares be and it shall be administered in the state in which the principal office of the Escrow Agent from time to time acting hereunder is located.

         Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, shall be finally resolved under the rules of American Arbitration Association by one or more Arbitrators appointed in accordance with the said rules. Venue of


                                     5 OF 6

[iXL LOGO]                                                            [HPS LOGO]

                                                                      SCHEDULE 5


Arbitration shall be New York. Notwithstanding the foregoing, the parries shall have the right to bring judicial proceedings to obtain injunctive relief at any time during the pendency of arbitration proceedings, Judgement upon the award rendered may be entered in any Court of competent jurisdiction and shall be binding on both the parties.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written:

                                    iXL ENTERPRISES, INC.,

                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                    Title:
                                          ------------------------------------

                                    Tax i.d., no.:


                                    HPS AMERICA, INC.,


                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                    Title:
                                          ------------------------------------

                                    Tax i.d. no.:


                                    -----------------------------
                                    AS ESCROW AGENT


                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                    Title:
                                          ------------------------------------


                                     6 OF 6

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment ("Amendment") to the Stock Purchase Agreement dated by and between HPS America, Inc., and iXL Enterprises, Inc., has been made as of May 28, 2001.

                                    RECITALS

A. The parties have worked in good faith to achieve the objectives of the Stock Purchase Agreement, but acknowledge the difficult global market conditions affecting financial performance during 2001.

B. HPS has agreed to extend the time period for iXL to meet the minimum business volumes set forth in the Stock Purchase Agreement.

C. iXL has agreed to release to HPS 500,000 of the 1,000,000 shares of iXL common stock purchased by HPS and to extend the date by which HPS has to make final payment for the remaining shares.

D. iXL has also agreed to pay the salaries and expenses of not less than two HPS employees working full-time with iXL, and HPS has agreed that such expenses will be credited against the volume commitments.

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Stock Purchase Agreement as follows:

1. iXL agrees to release to HPS as fully paid 500,000 of the 1,000,000 shares currently pledged to iXL by HPS in consideration of the unpaid amount of the Purchase Price of the Shares. The time period for paying the US$1.5 million balance of the Purchase Price is extended from August 31, 2001, until March 31, 2002.

2. Section 2.06 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         2.06 BUSINESS TO BE PROVIDED BY THE COMPANY TO THE HPS GROUP. In consideration of HPS agreeing to subscribe for the Shares in the capital of the Company, subject to the terms and conditions hereof, the Company shall, during the Business Period, subcontract and/or provide Business to HPS as given below:

                  2.06.1 In the period from the Effective Date through December 31, 2001, in the amount of the First Six Months Minimum Business Volume;

                  2.06.2 In the period from January 1, 2002, through December 31, 2002, in the amount of the Second Year Minimum Annual Business Volume;

                  2.06.3 In the period from January 1, 2003, through December 31, 2003, in the amount of US$25,000,000, and

                  2.06.4 In the period from January 1, 2004 through June 30,2004, in the aggregate remaining and cumulative amount of the Minimum Cumulative Business Volume.

                  For purposes of determining whether the Company has satisfied its obligations under this Clause 2.06, the following shall be applicable:

                  (a) In the event that any Offshore Business offered to the HPS Group by the Company pursuant to the terms of this Agreement is refused or any reason by the HPS Group, the amount of Offshore Business required under the sub-clauses 2.06.1, 2.06.2, 2.06.3 or
                           2.06.4, as the case may be, and the sub-clause
                           2.06.5 above, shall be reduced by the Revenue that would have been generated by such refused Offshore Business as determined by both the parties in good faith;

                  (b) In the event that the Revenue generated by the Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there have been no shortfalls in the Revenue in prior time periods, such excess Revenue shall be applied to the minimum required Revenue for the next applicable time period(s);

                  (c) In the event that the Revenue generated by any Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there has been a shortfall or shortfalls in the Revenue in a prior time period or periods, and as a result of such shortfall or shortfalls, the Company has made payment to HPS in accordance with the terms of Clause 2.09, HPS shall refund the amount which it received in lieu of the minimum required Revenue for such time period with respect to the amount of such excess, within thirty (30) days following the expiration of the time period concerned.

3. Section 8.02 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         8.02 TERM OF THIS AGREEMENT. Subject to Clause 8.01, this Agreement shall come into effect on the Effective Date and shall be effective till 30th June 2004.

4. iXL agrees to pay the salaries and reasonable iXL related travel expenses for Kaushik Joshi and Anshum Sharda, the HPS personnel seconded to iXL for the purposes of managing the HPS-iXL operation. Messrs. Joshi and Sharda and any replacement, shall report to and be directed by iXL senior management. It is anticipated that additional HPS personnel may be added in this capacity in the future by mutual agreement of the parties as required. iXL shall get full credit against the minimum volume commitments for all salary cost and expenses related to these HPS personnel, which shall not exceed US$100,000 per person annually.

5. iXL and HPS acknowledge and agree that they will work together in these difficult market conditions to find and perform work wherever it is available. The parties acknowledge that while the goal remains to perform 70% of the work in India, they will staff and perform the work wherever necessary.

6. All defined terms shall have the same meaning as in the Stock Purchase Agreement. Any terms not expressly changed by this Amendment shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Stock Purchase Agreement as of the date first above written.


IXL ENTERPRISES, INC.                             HPS AMERICA, INC.


By:                                               By:
   -----------------------------------               --------------------------
Name:                                             Name: L Raghu Raman
Title:                                            Title:  Director

Witnesses:

1.
  ------------------------------------


2.
  ------------------------------------

                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

This Amendment (this "Amendment") No. 2 to the Stock Purchase Agreement by and between HPS AMERICA, INC. ("HPS"), and IXL ENTERPRISES, INC. (the "Company"), has been made as of June 25, 2001.

                                    RECITALS

A. The parties have entered into a Stock Purchase Agreement on 28th December 2000 (the "Stock Purchase Agreement") whereby HPS has purchased 1,000,000 shares of the Company's common stock par value US$0.01 per share at US$ 3.00 per Share; and the Company in consideration thereof, has committed to subcontracting and /or providing to HPS Group a Business of not less than US$ 65,000,000 over a period of three (3) calendar years effective 1st January 2001;

B. The parties have entered into an amendment to the Stock Purchase Agreement on 13th January 2001 whereby certain changes were made to Clauses 1.01.14, 2.03, 3.03 and 5.08 of the Stock Purchase Agreement;

C. The parties have entered into a Pledge and Securities Agreement on 13th January 2001 (the "Pledge and Securities Agreement") whereby HPS has pledged with the Company, the Shares as security for the payment of the balance of the Purchase Price due on or before 31st August 2001;

D. HPS has paid 50% of the Purchase Price to the Company, as provided in Clause 2.02 of the Stock Purchase Agreement on 28th December 2000, and the Company has issued to HPS 1,000,000 fully paid up shares of Common Stock, par value $0.10 per share (the "Shares") on the same date;

E. The parties have worked in good faith to achieve the objectives of the Stock Purchase Agreement, but acknowledge the difficult global market conditions affecting financial performance of software companies during 2001;

F. HPS has agreed to change the time period for the Company to meet the Minimum Cumulative Business Volume set forth in the Stock Purchase Agreement;

G. The Company has agreed (i) to release, free of any Encumbrance, to HPS 500,000 shares out of the Shares, and (ii) to extend the date by which HPS has to pay the balance of the Purchase Price; and

H. The Company has also agreed to pay the salaries and expenses of not less than two HPS employees working full-time, and HPS has agreed that such expenses will be credited against the business volume commitments.


NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Stock Purchase Agreement as follows:

1. Clause 1.01.6 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         "BUSINESS PERIOD" means a period of three years from the Effective
         Date;

2. Clause 1.01.12 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.12  "EFFECTIVE DATE" means 1st July 2001;

3. Clause 1.01.15 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.15 "FIRST SIX MONTHS MINIMUM BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Five Million US Dollars (US$ 5,000,000), of which at least thirty five percent (35%) is from Offshore Business;

4. Clause 1.01.26 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.26 "MINIMUM CUMULATIVE BUSINESS VOLUME" means Revenues generated from Business subcontracted and/ or provided to HPS Group by the Company of not less than Sixty Five Million US Dollars (US$ 65,000,000), consisting of First Six Months Minimum Business Volume, Second Six Months Minimum Business Volume, Second Year Minimum Annual Business Volume and Third Year Minimum Annual Business Volume;

5. Clause 1.01.36 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.36 "SECOND SIX MONTHS MINIMUM BUSINESS VOLUME" means Revenues generated from Business subcontracted/ and or provided to HPS Group by the Company of not less than Ten Million US Dollars (US$ 10,000,000), of which at least thirty five percent (35%) is from Offshore Business;

6. Clause 1.01.37 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.37 "SECOND YEAR MINIMUM ANNUAL BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Twenty Million US Dollars (US$ 20,000,000), of which at least sixty percent (60%) is from Offshore Business;

7. Clause 1.01.41 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         1.01.41 "THIRD YEAR MINIMUM ANNUAL BUSINESS VOLUME" means Revenues generated from Business subcontracted and/or provided to HPS Group by the Company of not less than Thirty Million US Dollars (US$ 30,000,000), of which at least sixty percent (60%) is from Offshore Business;

8. Section 2.02 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         2.02 PAYMENT OF PURCHASE PRICE: HPS shall pay 50% of the Purchase Price on or before 31st December 2000 and the remaining 50% shall be paid on or before 31st March 2002.

9. Section 2.06 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         2.06 BUSINESS TO BE PROVIDED BY THE COMPANY TO THE HPS GROUP. In consideration of HPS agreeing to subscribe for the Shares in the capital of the Company, subject to the terms and conditions hereof, the Company shall, during the Business Period, subcontract and/or provide Business to HPS as given below:

                  2.06.1 In the period from the Effective Date through December 31, 2001, in the amount of the First Six Months Minimum Business Volume;

                  2.06.2 In the period from January 1, 2002, through June 30, 2002, in the amount of the Second Six Months Minimum Business Volume;

                  2.06.3 In the period from July 1, 2002, through June 30, 2003, in the amount of the Second Year Minimum Annual Business Volume;

                  2.06.4 In the period from July 1, 2003, through June 30, 2004, in the amount of the Third Year Minimum Annual Business Volume, and

                  2.06.5 During the Business Period, in the aggregate and cumulative amount of the Minimum Cumulative Business Volume;

                  For purposes of determining whether the Company has satisfied its obligations under this Clause 2.06, the following shall be applicable:

                  (a) In the event that any Offshore Business offered to the HPS Group by the Company pursuant to the terms of this Agreement is refused for any reason by the HPS Group, the amount of Offshore Business required under the sub-clauses 2.06.1, 2.06.2, 2.06.3 or
                           2.06.4, as the case may be, and the sub-clause
                           2.06.5 above, shall be reduced by the Revenue that would have been generated by such refused Offshore Business as determined by both the parties in good faith;

                  (b) In the event that the Revenue generated by the Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there have been no shortfalls in the Revenue in prior time periods, such excess Revenue shall be applied to the minimum required Revenue for the next applicable time period(s);

                  (c) In the event that the Revenue generated by the Business for any specified time period exceeds the minimum amount of the Revenue required for such time period, and there has been a shortfall or shortfalls in the Revenue in a prior time period or periods, and as a result of such shortfall or shortfalls, the Company has made payment to HPS in accordance with the terms of Clause 2.09, HPS shall refund the amount which it received in lieu of the minimum required Revenue for such time period with respect to the amount of such excess, within thirty (30) days following the expiration of the time period concerned.

10. Section 8.02 of the Stock Purchase Agreement is amended in its entirety to read as follows:

         8.02 TERM OF THIS AGREEMENT. Subject to Clause 8.01, this Agreement shall come into effect on the Effective Date and shall be effective till 30th June 2004.

11. Notwithstanding anything contrary stated in the Stock Purchase Agreement and the Pledge and Securities Agreement, immediately upon signing of this Amendment, the Company agrees to release, free of any Encumbrance, to HPS 500,000 shares out of the Shares currently pledged to the Company by HPS under the terms of the Pledge and Securities Agreement;

12. From the Effective Date, the Company agrees to bear and reimburse the salaries and reasonable travel and other related expenses for two of HPS employees ("HPS Personnel") nominated by HPS from time to time for the Business Period. Currently, the HPS Personnel are M/s Kaushik Joshi and Anshum Sharda. The HPS Personnel shall be seconded to iXL for the purposes of managing the relationship between HPS and the Company as well as for developing business for HPS through iXL. The HPS Personnel shall administratively report to and be directed by the Company's senior management. It is anticipated that additional HPS personnel may be added in this capacity in the future by mutual agreement of the parties as required.

13. For all payments made under clause 12 of this Amendment, by the Company to HPS, the Company shall get full credit against the business volume commitment of the period in which such payments are made and will be adjusted against the same.

14. Both parties agree that (i) salary cost (excluding business related expenses) related to each of HPS Personnel, shall not exceed US$100,000 per person per annum or US$ 200,000 per annum in aggregate, whichever is higher; and (ii) travel related expenses (excluding any international travel) shall not exceed US$ 22,500 per person per annum or US$ 45,000 per annum in aggregate, whichever is higher; both (i) and (ii) subject to any mutually agreed upward revision. Any international travel by HPS Personnel will be undertaken only with the consent of the concerned authority in iXL approving such international travel.

15. The Company and HPS acknowledge and agree that they will work together in these difficult market conditions to find and perform work wherever it is available.

16. All words and terms starting with capital letter used in this Amendment (including the Recitals) shall have the same meaning as in the Stock Purchase Agreement.

17. This Amendment supersedes all prior proposals and discussions written or verbal and represents the final agreement between the parties with regard to the subject matter of this Amendment and the parties signing below agree to and concur with the modifications made in this Amendment. Except as amended herein, all of the terms and conditions of the Stock Purchase Agreement and the Pledge and Securities Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 to the Stock Purchase Agreement as of the date first above written.


IXL ENTERPRISES, INC.                     HPS AMERICA, INC.


By:                                       By:
   -----------------------------------       ----------------------------------
Name:                                     Name:   L Raghu Raman
Title:                                    Title:  Director

Witnesses:

1.
  ------------------------------------



2.
  ------------------------------------